Exhibit 99.1

Accentia Biopharmaceuticals and its majority-owned subsidiary,

Biovest International, Emerge from Chapter 11 Reorganization

TAMPA, FLORIDA – November 17, 2010—Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) announced that, effective today, the Company and its majority-owned subsidiary, Biovest International, Inc. (OTCQB: “BVTI”) have both successfully completed their reorganizations, pursuant to the respective Plans of Reorganization approved by the bankruptcy court.

According to Samuel S. Duffey who serves as President & General Counsel for both Accentia and Biovest, “Today marks an exciting new beginning for Accentia and Biovest, as both companies have emerged as much stronger, more financially secure organizations. As such, we are preparing to report significant new milestones that we believe will reflect the enormous growth potential for our companies. Even before yearend, Accentia is striving to report its first key strategic agreement for Revimmune™, its system-of-care therapy for the treatment of autoimmune diseases. And Biovest is planning to present a new Phase III data analysis for BiovaxID®, its personalized lymphoma vaccine, at the ASH Annual Meeting in December and also report new revenue-generating contract manufacturing agreements for biologics production to be performed at its cell culture center. These events should cap off a highly successful year and set the stage for 2011 and beyond.”

As now deemed effective, the Plan of Reorganization restructures Accentia’s consolidated balance sheet by reducing outstanding debt, restructuring debt payment obligations and reducing operating expenses. Under the Plan, stockholders retained their common shares. An important part of the restructuring included a $7 million financing previously by Biovest.

About Accentia Biopharmaceuticals, Inc.

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) is committed to advancing the autoimmune disease therapy, Revimmune™, as a comprehensive system of care and drug regimen designed for the treatment of autoimmune diseases. Revimmune therapy includes an ultra-high-dose regimen of cyclophosphamide (HiCy). Clinical trials for Revimmune are being planned for the treatment of multiple autoimmune indications.

Accentia holds a majority-ownership stake in Biovest International, Inc. (OTCQB: “BVTI”), an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed including a Phase II study for the treatment of mantle cell lymphoma and Phase II and Phase III studies for the treatment of follicular non-Hodgkin’s lymphoma.

Additionally, Accentia’s wholly-owned subsidiary, Analytica International, based in New York City, is a global research and strategy consulting firm that provides professional services to the pharmaceutical and biotechnology industries. Since 1997, Analytica has expertly directed research studies and projects, including traditional health economic modeling projects, database studies, structured reviews, heath technology assessments, reimbursement analyses, and value dossiers.

For further information, please visit: http://www.Accentia.net

Accentia Biopharmaceuticals, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations,

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.